Allscripts announces second quarter 2013 results

- Bookings of $214 million, 10 percent growth year-over-year

- Contract backlog a record $3.2 billion at June 30, 2013

CHICAGO, Aug. 8, 2013 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) today announced financial results for the three and six months ended June 30, 2013.

Second Quarter Highlights:

  Achieved the highest quarterly level of new bookings since the fourth quarter of 2011.
  Grew contract revenue backlog 16% over the prior quarter to a record $3.2 billion as of June 30, 2013.
  Approximately 33 percent of bookings were derived from Population Health Management solutions comprised of Allscripts Care Management, dbMotion, FollowMyHealth™ patient portal, Patient Flow, Care Director as well as Allscripts post-acute, decision support and clinical analytics solutions.  These offerings are sold within as well as outside Allscripts core practice management and Electronic Health Record (EHR) client base.
  Achieved 2014 ONC HIT Certification for all of Allscripts core EHR platforms including Sunrise Acute and Ambulatory Care, Enterprise and Professional EHR as well as modular EHR certification for FollowMyHealth™ for both ambulatory and inpatient settings.  These certifications are critical steps to ensure client readiness to support Meaningful Use Stage 2 attestation.
  Closed $650 million of new senior secured credit facilities (the "Senior Credit Facilities") and issued $345 million of cash convertible senior unsecured notes (the "Cash Convertible Notes").  These capital structure enhancements, totaling nearly $1 billion, immediately lowered the Company's cash costs, reduced near-term debt service requirements and significantly increased available liquidity.

"We achieved important milestones this quarter that strengthen Allscripts long-term market position," said Paul M. Black, President and Chief Executive Officer of Allscripts. "While we have important work ahead of us to return Allscripts to sustainable, predictable top-line growth and improved profitability, this quarter's achievements are certainly encouraging."

Mr. Black continued, "Our intense focus on client obligations will continue in the second half of 2013. We will leverage our recent success, including the certification of all Meaningful Use 2014 editions of our core clinical solutions, to drive further operational momentum. In addition, successful new client activations drive increasing confidence among clients and prospects alike. Allscripts value-proposition of fostering an Open Connected Community of Health clearly distinguishes the Company in the global healthcare IT market."

Second Quarter Details:

  Bookings(1) of $214.1 million.  This compares with bookings of $194.1 million in the second quarter of 2012, and $177.7 million in the first quarter of 2013, or growth of 10 and 20 percent, respectively.
  GAAP revenue of $344.8 million and non-GAAP revenue of $347.1 million.  This compares with GAAP and non-GAAP revenue of $370.0 million and $370.7 million, respectively, in the second quarter of 2012.
  GAAP gross profit for the three months ended June 30, 2013, was $136.3 million.  This compares with GAAP gross profit of $157.5 million in the second quarter of 2012.
  Non-GAAP gross profit was $152.8 million for the three months ended June 30, 2013, or 44.0 percent of total non-GAAP revenue.  This compares with $167.1 million or 45.1 percent of non-GAAP revenue for the prior year period.
  GAAP operating loss for the three months ended June 30, 2013, including certain non-recurring expenses and transaction-related costs, was $28.3 million.  This compares with GAAP operating income of $17.7 million in the second quarter of 2012.
  Non-GAAP operating income, excluding certain non-recurring expenses and transaction-related costs, was $18.6 million for the three months ended June 30, 2013, or 5.4 percent of total non-GAAP revenue.  This compares with $51.0 million or 13.8 percent of non-GAAP revenue for the prior year.
  GAAP net loss for the three months ended June 30, 2013, including certain non-recurring expenses and transaction-related costs, was $22.9 million and GAAP loss per share was $0.13.  This compares with net income of $8.0 million and diluted earnings per share of $0.04 in the second quarter of 2012.
  Non-GAAP net income, after adjustments for certain non-recurring expenses and transaction-related costs, was $9.0 million resulting in non-GAAP diluted earnings per share of $0.05.  This compares with $29.3 million and $0.16, respectively, in the second quarter of 2012.
  Adjusted EBITDA was $42.1 million for three months ended June 30, 2013, this compares with $70.9 million for the prior-year period.
  Second quarter 2013 GAAP results include the following items, all on a pre-tax basis:
    Acquisition-related deferred-revenue adjustment of $2.3 million.
    Acquisition-related amortization of $17.8 million.
    Stock-based compensation expense of $10.1 million.
    Non-recurring expenses and transaction-related costs totaling $16.8 million.
    Non-cash charges to interest expense totaling $4.2 million.

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of all GAAP and non-GAAP financial measures discussed in this news release. In addition, see the "Explanation of Non-GAAP Financial Measures" section in this news release for further discussion of these items.

Liquidity and Debt

As of June 30, 2013, the Company had total liquidity of approximately $437 million comprised of cash, marketable securities and undrawn amounts under its revolving credit facility.

In addition, the Company had approximately $630 million of principal debt obligations consisting of: $345 million of the Company's 1.25% Cash Convertible Notes and $285 million outstanding under its Senior Credit Facilities.

Conference Call

Allscripts will conduct a conference call today, Thursday, August 8, 2013, at 4:30 PM Eastern Daylight Time to discuss the Company's earnings and other information. Investors can access the conference via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or +1 (973) 935-8787 (international) and requesting Conference ID #13179595.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or +1 (404) 537-3406 - Conference ID #13179595.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and SaaS.

About Allscripts
Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2013 Allscripts Healthcare, LLC. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are either registered trademarks or trademarks of Allscripts Healthcare, LLC in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that our current initiatives focused on product delivery, client experience, streamlining our cost structure, and financial performance may not be successful, which could result in declining demand for our products and services, including attrition among our existing customer base; the impact of the realignment of our sales and services organization; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risks that we will not achieve the strategic benefits of the merger with Eclipsys Corporation (Eclipsys) or our acquisition of dbMotion, Ltd. (dbMotion), or that the Allscripts products will not be integrated successfully with the Eclipsys and dbMotion products; competition within the industries in which we operate, including the risk that existing clients will switch to products of competitors; failure to maintain interoperability certification pursuant to the Health Information Technology for Economic and Clinical Health Act (HITECH), with resulting increases in development and other costs for us and possibly putting us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; any costs or customer losses we may incur relating to the standardization of our small office electronic health record and practice management systems that could adversely affect our results of operations; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; errors or similar problems in our software products or other product quality issues; the outcome of any legal proceeding that has been or may be instituted against us and others; compliance obligations under new and existing laws, regulations and industry initiatives, including new regulations relating to HIPAA/HITECH, increasing enforcement activity in respect of anti-bribery, fraud and abuse, privacy, and similar laws, and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the continued implementation and ongoing acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009, as well as elements of the Patient Protection and Affordable Care Act (aka health reform) which pertain to healthcare IT adoption, including uncertainty related to changes in reimbursement methodology and the shift to pay-for-outcomes; maintaining our intellectual property rights and litigation involving intellectual property rights; legislative, regulatory and economic developments; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; breach of data security by third parties and unauthorized access to patient health information by third parties resulting in enforcement actions, fines and other litigation. See our Annual Report on Form 10-K/10K-A for 2012 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$72.0	$104.0
Accounts receivable, net	346.4	337.0
Deferred taxes, net	55.5	56.5
Prepaid expenses and other current assets	120.1	110.0
Total current assets	594.0	607.5
Long-term marketable securities	1.3	1.7
Fixed assets, net	171.0	155.6
Software development costs, net	90.5	95.6
Intangible assets, net	488.2	427.0
Goodwill	1,189.6	1,039.4
Deferred taxes, net	7.5	7.5
Other assets	133.8	50.2
Total assets	$2,675.9	$2,384.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64.0	$45.9
Accrued expenses	89.2	93.1
Accrued compensation and benefits	47.5	44.1
Deferred revenue	327.4	290.7
Current maturities of long-term debt and capital lease obligations	10.7	79.3
Total current liabilities	538.8	553.1
Long-term debt	533.5	362.7
Deferred revenue	26.0	19.8
Deferred taxes, net	96.0	125.9
Other liabilities	114.0	38.7
Total liabilities	1,308.3	1,100.2
Total stockholders' equity	1,367.6	1,284.3
Total liabilities and stockholders' equity	$2,675.9	$2,384.5

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
System sales	$32.4	$43.7	$59.5	$81.0
Professional services	59.2	67.4	120.3	138.9
Maintenance	116.2	116.8	233.9	235.0
Transaction processing and other	137.0	142.1	278.2	279.8
Total revenue	344.8	370.0	691.9	734.7
Cost of revenue:
System sales	13.1	19.2	26.4	35.8
Professional services	57.4	57.0	115.0	118.7
Maintenance	35.4	36.3	72.0	72.3
Transaction processing and other	82.6	84.1	168.3	163.8
Amortization of software development costs and acquisition-related assets (a)	20.0	15.9	39.5	30.9
Total cost of revenue	208.5	212.5	421.2	421.5
Gross profit	136.3	157.5	270.7	313.2
Selling, general and administrative expenses	104.4	92.3	208.6	189.6
Research and development	51.8	38.2	102.8	74.4
Amortization of acquisition-related intangible assets	8.4	9.3	15.9	18.5
(Loss) income from operations	(28.3)	17.7	(56.6)	30.7
Interest expense (b)	(9.5)	(4.4)	(14.1)	(8.2)
Interest income and other, net	0.2	0.2	8.3	0.5
(Loss) income before income taxes	(37.6)	13.5	(62.4)	23.0
Benefit (provision) for income taxes	14.7	(5.5)	27.9	(9.2)
Net (loss) income	($22.9)	$8.0	($34.5)	$13.8

Earnings (loss) per share - basic and diluted	($0.13)	$0.04	($0.20)	$0.07

Weighted average common shares outstanding:
Basic	177.6	182.1	175.7	186.4
Diluted	177.6	184.6	175.7	188.4

(a) Amortization of intangible assets and software development costs includes:
Amortization of capitalized software development costs	$10.6	$8.7	$21.4	$16.5
Amortization of acquisition-related intangible assets	9.4	7.2	18.1	14.4
	$20.0	$15.9	$39.5	$30.9

(b) Interest expense for the three and six months ended June 30, 2013 includes the write-off of approximately $3.9 million of deferred debt issuance costs associated with the refinancing of Allscripts' senior secured credit facilities and non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes issued in the current quarter totaling approximately $0.3 million.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net (loss) income	($22.9)	$8.0	($34.5)	$13.8
Non-cash adjustments to net (loss) income:
Depreciation and amortization	43.0	37.7	85.0	72.9
Stock-based compensation expense	10.1	9.9	18.1	17.6
Other non-cash (credits) charges, net	(7.2)	4.7	(31.1)	8.1
Total non-cash adjustments to income	45.9	52.3	72.0	98.6
Cash impact of changes in operating assets and liabilities	(11.6)	(1.5)	13.3	21.0
Net cash provided by operating activities	11.4	58.8	50.8	133.4
Cash flows from investing activities:
Capital expenditures	(29.2)	(19.3)	(45.7)	(38.7)
Capitalized software	(11.6)	(13.6)	(19.5)	(26.9)
Cash paid for business acquisitions, net of cash acquired	0.0	0.0	(148.8)	0.0
Sales and maturities of other investments	0.3	0.0	12.8	0.0
Net cash used in investing activities	(40.5)	(32.9)	(201.2)	(65.6)
Cash flows from financing activities:
Net proceeds from issuance of 1.25% cash convertible notes	305.7	0.0	305.7	0.0
Proceeds from issuance of common stock	1.3	1.8	9.3	3.9
Excess tax benefits from stock-based compensation	0.8	0.0	2.5	0.1
Taxes paid related to net share settlement of equity awards	(5.0)	(1.3)	(6.7)	(3.6)
Payments of acquisition financing obligations	(29.7)	0.0	(29.7)	0.0
Senior secured debt borrowings (payments), net of financing costs	(262.0)	144.5	(160.8)	119.7
Repurchase of common stock	0.0	(225.4)	0.0	(226.0)
Net cash provided by (used in) financing activities	11.1	(80.4)	120.3	(105.9)
Effect of exchange rate changes on cash and cash equivalents	(2.2)	(0.8)	(1.9)	0.7
Net increase (decrease) in cash and cash equivalents	(20.2)	(55.3)	(32.0)	(37.4)
Cash and cash equivalents, beginning of period	92.2	175.7	104.0	157.8
Cash and cash equivalents, end of period	$72.0	$120.4	$72.0	$120.4

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

	6/30/13	6/30/12	6/30/13	6/30/12
Total revenue, as reported	$344.8	$370.0	$691.9	$734.7

Acquisition-related deferred revenue adjustment	2.3	0.7	3.2	1.6
Total non-GAAP revenue	$347.1	$370.7	$695.1	$736.2

Gross profit, as reported	$136.3	$157.5	$270.7	$313.2

Acquisition-related deferred revenue adjustment	2.3	0.7	3.2	1.6
Acquisition-related amortization	9.4	7.2	18.1	14.4
Stock-based compensation expense	1.6	1.7	3.0	2.7
Non-recurring expenses and transaction-related costs (a)	3.2	0.0	5.7	0.0
Total non-GAAP gross profit	$152.8	$167.1	$300.7	$331.8

Operating income/(loss), as reported	($28.3)	$17.7	($56.6)	$30.7

Acquisition-related deferred revenue adjustment	2.3	0.7	3.2	1.6
Acquisition-related amortization	17.8	16.5	34.0	32.9
Stock-based compensation expense	10.1	9.9	18.1	17.6
Non-recurring expenses and transaction-related costs (a)	16.8	6.2	37.6	9.2
Total non-GAAP operating income	$18.6	$51.0	$36.3	$91.9

Net income/(loss), as reported	($22.9)	$8.0	($34.5)	$13.8

Acquisition-related deferred revenue adjustment	1.5	0.5	2.2	1.0
Acquisition-related amortization	11.8	10.3	24.2	20.7
Stock-based compensation expense	6.7	6.2	12.8	11.1
Non-recurring expenses and transaction-related costs	11.1	3.9	27.1	5.8
Non-cash charges to interest expense	2.8	0.0	2.8	0.0
Tax rate alignment	(2.1)	0.4	(9.5)	0.4
Non-GAAP net income	$9.0	$29.3	$25.2	$52.8

Tax Rate	34%	37%	27%	37%

Weighted shares outstanding - diluted	177.6	184.6	175.7	188.4

Earnings per share - diluted, as reported	($0.13)	$0.04	($0.20)	$0.07

Non-GAAP earnings per share - diluted	$0.05	$0.16	$0.14	$0.28

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax.

(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

	6/30/13	6/30/12	6/30/13	6/30/12

Cost of revenue:
MyWay product consolidation costs included in cost of revenue	$3.2	$0.0	$5.7	$0.0
Operating expenses:
Severance and other costs	4.9	4.9	17.5	6.4
MyWay product consolidation	3.1	0.0	6.8	0.0
Transaction-related costs	5.6	1.3	7.6	2.8
Total non-recurring expense and transaction-related costs included in operating expenses	13.6	6.2	31.9	9.2

Total non-recurring expenses and transaction related costs	$16.8	$6.2	$37.6	$9.2

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended

	6/30/13	6/30/12	6/30/13	6/30/12
Total revenue, as reported	$344.8	$370.0	$691.9	$734.7

Acquisition-related deferred revenue adjustment	2.3	0.7	3.2	1.6
Total non-GAAP revenue	$347.1	$370.7	$695.1	$736.2

Net income/(loss), as reported	($22.9)	$8.0	($34.5)	$13.8

Tax provision/(benefit)	(14.7)	5.5	(27.9)	9.2
Interest expense (income) and other (income) expense (a)	7.9	2.9	11.1	4.9
Stock-based compensation expense	10.1	9.9	18.1	17.7
Depreciation and amortization	43.0	37.7	85.0	72.9
Acquisition-related deferred revenue adjustment	2.3	0.7	3.2	1.6
Non-recurring expenses and transaction-related costs (b)	16.4	6.2	36.8	9.2

Non-GAAP adjusted EBITDA	$42.1	$70.9	$91.9	$129.2

Non-GAAP adjusted EBITDA margin	12%	19%	13%	18%

(a) Interest expense (income) and other (income) expense has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b)  Depreciation expense totaling $0.4 million and $0.8 million has been excluded from non-recurring expenses for the three and six months ended June 30, 2013, respectively, since these amounts are also included in depreciation and amortization.

Table 6
Allscripts Healthcare Solutions, Inc.
Supplemental Data Sheet
(In millions)
(unaudited)

											Pct Change

	CY 2012				CY 2013				YTD		2013/2012		2013/2012
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	CY 2012	CY 2013	Q1	Q2	YTD

Bookings	$194.6	$194.1	$161.9	$180.7	$177.7	$214.1	-	-	$388.7	$391.7	-8.7%	10.3%	0.8%

Contract Backlog:
Systems	$126	$122	$111	$107	$101	$96	-	-	$107	$96	-20.4%	-21.2%	-10.5%
Professional services	375	381	395	376	387	384	-	-	376	384	3.4%	0.7%	2.1%
Maintenance	853	849	860	875	843	845	-	-	875	845	-1.1%	-0.5%	-3.4%
Transaction processing and other	1,509	1,485	1,461	1,450	1,413	1,871	-	-	1,450	1,871	-6.3%	26.0%	29.0%
Total Contract Backlog	$2,863	$2,837	$2,827	$2,808	$2,744	$3,196	-	-	$2,808	$3,196	-4.1%	12.6%	13.8%

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustment booked for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs.
  Non-GAAP operating income consists of GAAP operating income as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs.
  Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense and non-recurring expenses and transaction-related costs, and adds back acquisition-related deferred revenue adjustments, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: the provision for revenue deferral; provision/(benefit) for income taxes; net interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue adjustment; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustments reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses in the second quarter of 2013 relate to certain severance, product consolidation, legal, consulting, and other charges incurred in connection with activities that are considered one-time.

Transaction-related costs during the second quarter of 2013 are fees and expenses, including legal, investment banking and accounting fees incurred in connection with the acquisitions of dbMotion, Ltd. and Jardogs. Allscripts excludes transaction-related costs from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-cash charges to interest expense. Non-cash charges to interest expense include the write-off of deferred debt issuance costs associated with the refinancing of the Company's credit facilities during the second quarter of 2013 and non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes issued during the current quarter.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors: Seth Frank, 312-506-1213, seth.frank@allscripts.com; or Media: Claire Weingarden, 312-447-2442, claire.weingarden@allscripts.com